Exhibit 99.1

                  WQN, INC. ANNOUNCES FISCAL YEAR 2004 RESULTS

    DALLAS, April 7 /PRNewswire-FirstCall/ -- WQN, Inc. (Nasdaq: WQNI) today reported financial results for its fiscal year ended December 31, 2004.

     Highlights

     * Developed RocketVoIP, an expanded broadband phone service offering unlimited domestic and international calls using a residential phone, mobile phone or personal computer for a flat monthly fee of $24.95

     *  Established a sales and customer service call center in India

     * Expanded its retail distribution channel in Southern California and other nationwide metropolitan areas to collectively provide access to more than 10,000 retail outlets

     * Reported record revenue of $15.3 million in 2004, a 63 percent increase from 2003

     * Reduced sales, general and administrative operating expenses by 18 percent

    Fiscal Year Results
    Total revenue in fiscal year 2004 was $15.3 million, a significant increase over $9.4 million for fiscal year 2003. Wholesale telephony revenue rose significantly to $6.2 million compared to $207,000 year-over-year. Retail telephony revenue was $9.0 million, down slightly from $9.2 million in fiscal year 2003. Gross profit for fiscal year 2004 was $1.9 million as compared to $2.3 million in 2003.

    Total net loss for the year was $3.2 million, or ($0.48) per diluted share, due in part to a gain realized from discontinued operations, as compared to $3.3 million, or ($0.52) per diluted share, in 2003. Operating loss for 2004 was $3.9 million, compared to $3.1 million in 2003. Included in the 2004 operating loss were non-recurring merger expenses of $1.3 million.

    "During 2004, we devoted a significant amount of time on the planned merger with Ntera Holdings, Inc., which we terminated in the latter part of the year. As a result, we refocused the Company on our core Internet telephony business, which ultimately resulted in the recent introduction of our next-generation product, RocketVoIP," said B. Michael Adler, WQN's President and Chief Executive Officer. "RocketVoIP is the first service to offer unlimited international calling to over 50 countries from a mobile phone, which expands upon our existing capabilities over home phones and personal computers. With the VoIP industry growing exponentially and expected to reach $82 billion globally this year and $195.5 billion by 2007, according to Insight Research, we believe that WQN's VoIP services properly position the company to capitalize on this projected industry growth."

    "Over the last several years, we have invested considerable resources to developing an international VoIP network. RocketVoIP not only represents a natural and timely progression within our product development roadmap, but will also help diversify our revenue stream and improve margins in 2005," said Victor
E. Grijalva, WQN's Vice President and Chief Financial Officer. "To support and help drive sales of our VoIP services into key domestic and international markets, we have expanded our sales distribution channels, which gives us access to more than 10,000 retail outlets, and further invested in our call center in India."

    Fiscal Year 2004 Financial Results Web Cast
    WQN President and Chief Executive Officer B. Michael Adler and Chief Financial Officer Victor E. Grijalva will host a conference call to discuss the company's earnings and operations today at 10:30 a.m. Eastern Time. Investors and other interested parties may take advantage of a live audio Web cast of the call available through the investor relations section of the WQN website at http://www.wqn.com .

    About WQN, Inc.
    WQN, Inc. is a Voice over Internet Protocol (VoIP) telephony company providing international long distance services. WQN's customers utilize the company's enhanced VoIP services platform to make and receive calls using their home phone, business phone, personal computer and mobile phone. The Company is headquartered in Dallas, Texas and has offices in Los Angeles, California, and New Delhi, India. For more information about WQN Inc., please visit the company's Web site at http://www.wqn.com .

    Notice Regarding Forward-Looking Statements
    This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Business plans may change as a result of a number of factors. Such factors include, but are not limited to: the company's expansion and acquisition strategy, the company's ability to achieve operating efficiencies, the company's dependence on network infrastructure, capacity, telecommunications carriers and other suppliers, industry pricing and technology trends, evolving industry standards, domestic and international regulatory matters, and general economic and business conditions. These risk factors and additional information are included in WQN Inc.'s filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement.

                           WQN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           Year ended December 31,
                                                     ----------------------------------
                                                          2004              2003
                                                     ---------------    ---------------
Retail telephony revenue                             $     9,036,354    $     9,152,320
Wholesale telephony revenue and other                      6,227,452            206,572
  Total revenue                                           15,263,806          9,358,892
Cost of revenue                                           13,387,986          7,008,908
Gross profit                                               1,875,820          2,349,984
Operating expenses:
  Selling, general and administrative                      3,716,711          4,517,784
  Merger expenses                                          1,311,945                ---
  Depreciation and amortization                              796,426            921,900
                                                           5,825,082          5,439,684
Operating loss                                            (3,949,262)        (3,089,700)
Interest income, net                                         287,709            202,187
Income (loss) from partnership investment                    (55,757)               ---
  Loss from continuing operations                         (3,717,310)        (2,887,513)
  Income (loss) from discontinued
   operations                                                543,339           (457,879)
Net loss                                             $    (3,173,971)   $    (3,345,392)
Income (loss) per share - basic and diluted:
  Continuing operations                              $         (0.56)   $         (0.45)
  Discontinued operations                            $          0.08    $         (0.07)
Income (loss) per share                              $         (0.48)   $         (0.52)
Weighted-average common shares
 outstanding - basic and diluted                           6,642,005          6,386,199

                           WQN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                December 31,
                                                     ----------------------------------
                                                          2004               2003
                                                     ---------------    ---------------
                     ASSETS
Current assets:
  Cash and cash equivalents                          $     9,942,280    $    17,931,820
  Investment in partnership                                2,944,243                ---
  Accounts receivable, net of allowances of
   $25,000 in 2004 and 2003                                  874,219            553,251
  Notes receivable                                         2,408,679                ---
Prepaid expenses and other current assets                    806,068            557,577
Total current assets                                      16,975,489         19,042,648
Property and equipment, net                                  597,522          1,039,783
Note receivable                                              204,167                ---
Other assets, net                                            972,794            101,192
Total assets                                         $    18,749,972    $    20,183,623
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $     1,481,188    $     1,108,152
  Accrued expenses                                           457,459            471,746
  Deferred revenue                                           444,988            254,121
  Promissory note                                            300,000                ---
Total current liabilities                                  2,683,635          1,834,019
Promissory note                                                  ---            300,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock, par value $0.01 per share:
  Authorized shares-10,000,000; none issued
   and outstanding                                               ---                ---
  Common stock, par value $.01 per share:
  Authorized shares-50,000,000; issued and
   outstanding shares - 6,830,062 at
   December 31, 2004 and - 6,386,199 at
   December 31, 2003                                          68,301             63,862
  Additional capital                                      43,180,859         41,994,594
  Accumulated deficit                                    (27,182,823)       (24,008,852)
Total stockholders' equity                                16,066,337         18,049,604
Total liabilities and stockholders'
 equity                                              $    18,749,972    $    20,183,623

SOURCE  WQN, Inc.
    -0-                             04/07/2005
    /CONTACT: Victor E. Grijalva, Vice President and CFO of WQN, Inc., investors@wqn.com ; or investors, Lynette Stein, Account Manager of Shelton Investor Relations, +1-972-239-5119, ext. 115, or lstein@sheltongroup.com , for WQN, Inc./
    /Web site:  http://www.wqn.com /
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